Exhibit 5.1
                         Law Office of Reed & Reed, P.C.
                                Attorneys at Law
                      4450 Arapahoe Ave., Suite 100 Street
                             Boulder, Colorado 80303
                            Telephone (303) 415-2565
                               Fax (303) 499-2554

                                October 18, 2004

ADA-ES, Inc.
8100 SouthPark Way, Unit B
Littleton, CO  80120
Re:  Registration Statement on Form S-3
     Covering the Registration of 1,198,011
     Common Shares of ADA-ES, Inc.

Gentlemen and Ladies:

     We have acted as counsel for ADA-ES, Inc., a Colorado corporation (the "Company"), in connection with the registration for sale of 1,198,011 shares of the Company's Common Stock (the "Securities") in accordance with the registration provisions of the Securities Act of 1933, as amended.

     In such capacity we have examined, among other documents, the Articles of Incorporation and By Laws of the Company, records of corporate proceedings, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about October 18, 2004, (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Securities. We have also made such other investigations and reviewed such other documents as we have deemed necessary in order to express the opinions set forth below.

     Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Securities have been legally and validly authorized under the Company's Articles of Incorporation, as amended, and constitute (or upon due exercise of stock options will constitute) duly and validly issued and outstanding and fully paid and nonassessable shares of the Company under the Colorado Business Corporation Act.

     We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.

                                Very truly yours,

                                            /s/ Scott Reed
                                     Law Office of Reed & Reed, P.C.